Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Forest City Realty Trust, Inc. of our report dated July 10, 2015, except for Note B, as to which the date is August 21, 2015 relating to the balance sheet of Forest City Realty Trust, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cleveland, OH
August 21, 2015